195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Glenn MacInnes Executive Vice President and Chief Financial Officer NewAlliance Bank 203 789 2639

NewAlliance Reports Net Income of $16.3 million or $0.16 Per Share
Increasing 61% over Prior Year;
Record Revenue Growth

New Haven, Connecticut, July 27, 2010 – NewAlliance Bancshares, Inc. (NYSE: NAL), the holding company for NewAlliance Bank, today announced net income for the quarter of $16.3 million or $0.16 per diluted share. This compares to $10.1 million or $0.10 per diluted share for the second quarter of 2009, a 61% increase.

“We are pleased to report record revenues this quarter driven by strong balance sheet growth and higher margins,” stated Peyton R. Patterson, Chairman, President and Chief Executive Officer. “NewAlliance continues to be an active commercial and residential mortgage lender and, for the second quarter, we saw record loan originations, up 37% over last quarter and 33% over last year.”

The Board of Directors voted today to pay a quarterly dividend of $0.07 per share to shareholders of record on August 9, 2010 and payable on August 19, 2010.  This will be the Company’s 25th consecutive quarterly dividend payment.

Financial Highlights:

•
Record revenues reported for the quarter of $73.6 million, a 3.6% increase over the linked quarter, and 12.9% over the prior year quarter. Revenues for the first six months were $144.7 million, an increase of 13.5% over the first half of 2009.

•	The net interest margin continued an upward trend to 3.02% compared to 2.97% on a linked quarter basis and prior year quarter of 2.63%.

•	Record loan originations totaled $534.9 million for the quarter compared to $389.8 million on a linked quarter basis and $403.5 million for the second quarter of 2009.

•
Commercial loan originations increased 15.9% to $165.3 million from $142.7 million on a linked quarter basis and up over 300% from $39.0 million in the prior year quarter. For the second quarter, 60% of commercial originations were from NewAlliance Commercial Finance which began operating its asset based lending business in November 2009.

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•
Total deposits increased $81.8 million, or 1.6%, from the linked quarter and $274.2 million, or 5.6%, from the prior year quarter. Core deposits increased by $27.8 million, or 0.8%, on a linked quarter basis and $341.7 million, or 10.2%, from prior year.

•	Deposit costs dropped by 12 basis points to 94 basis points for the month ended June 30, 2010 and by 76 basis points compared to the month ended June 30, 2009.

•	The efficiency ratio for the quarter was 61.05% compared to the prior quarter of 59.35%, which included tax-exempt life insurance proceeds, and compared to 69.65% in the prior year quarter.

Net Interest Income

Net interest income before provision for loan losses was a record $57.7 million, a 3.8% increase on a linked quarter basis and a 15.7% increase from the prior year quarter. This is the sixth consecutive quarterly increase in net interest income contributing to the solid revenue momentum trend.

The net interest margin increased to 3.02%, compared to 2.97% on a linked quarter basis and 2.63% for the prior year quarter.

The cost of deposits was 94 basis points for the month ended June 30, 2010, a decrease of 12 basis points from the month ended March 31, 2010, and 76 basis points from the month ended June 30, 2009. The average balance of core deposits consistently increased over the last 12 months and was $3.69 billion for the second quarter, or $139.4 million higher, compared to the linked quarter and $526.8 million over the prior year quarter.

Non-Interest Income and Non-Interest Expense

Non-interest income for the quarter increased $486,000, or 3.2% on a linked quarter basis and increased $595,000, or 3.9%, compared to the prior year quarter. Included in non-interest income was an 11.2% increase in deposit service charges for the linked quarter and a 7.2% increase over the prior year quarter.

For the second quarter, the Bank recorded a non-recurring gain of approximately $2.6 million from investments in a limited partnership due to a portfolio company’s initial public offering. In the first quarter of 2010, the Bank recorded a $2.6 million gain related to the receipt of tax-exempt life insurance proceeds. Without these non-recurring items, non-interest income increased 3.8% from the first quarter, but decreased by 13.0% from the prior year quarter due to higher security gains.

Non-interest expense was $43.6 million, an increase of $1.4 million, or 3.4%, on a linked quarter basis and decreased $777,000, or 1.7%, compared to the prior year quarter. In the second quarter of 2010, non-interest expense included $500,000 in due diligence expenses. Absent these expenses, operating leverage continues to show positive improvement.

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Credit Quality

"While our delinquencies improved quarter over quarter and our nonperforming loans as a percent of total loans of 1.39% remains well below industry levels, we look to see further signs of an economic recovery,” said Glenn MacInnes, Executive Vice President and Chief Financial Officer. “We have come through an extended period of economic stress and we remain just as vigilant monitoring credit quality as we always have been."

Key Developments:

•	Total non-performing loans were $68.3 million at quarter end, compared to $64.9 million at the end of the linked quarter.

•	The allowance for loan losses to total loans decreased to 1.11% from 1.13% on a linked quarter basis.

•	Net charge-offs increased by $1.6 million to $4.7 million on a linked quarter basis. These charge-off levels remained low relative to peers.

•
Nonperforming loans to total loans increased 4 basis points to 1.39% on a linked quarter basis, and nonperforming assets to total assets were 0.81% for the same period. The small increase in nonperforming loans from the linked quarter is primarily in the residential portfolio.

•	The provision for loan losses totaled $5.5 million, increasing by $700,000 on a linked quarter basis and $500,000 compared to the prior year quarter.

Capital Management

The tangible common equity ratio and total risk-based capital ratio were 11.11% and 21.19%, respectively, and total shareholder’s equity was $1.46 billion at June 30, 2010. The Company’s Tier 1 leverage capital ratio increased to 11.17% and is more than double the 5% regulatory benchmark that is considered ‘well-capitalized’ for bank holding companies. NewAlliance continues to look for opportunities to strategically deploy its capital.

At June 30, 2010, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.71 billion in assets and operated 88 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are encouraged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on second quarter earnings at 9:00 a.m. Eastern Time on Wednesday, July 28, 2010. The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com. Individuals can dial in to the call at 1-800-860-2442.  The international dial-in number is 1-412-858-4600, or the toll free Canada dial-in is 1-866-605-3852.

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A replay of the webcast and call will be available after noon on July 28th through August 10, 2010. To access the replay, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The passcode for either replay number is 442416.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements are essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  Future acquisitions are expected to impact the Company’s results in future periods.

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NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2010	2009	2010	2009

Interest and dividend income	$87,061	$94,082	$174,461	$188,837
Interest expense	29,320	44,155	61,078	90,917

Net interest income before provision for loan losses	57,741	49,927	113,383	97,920
Provision for loan losses	5,500	5,000	10,300	9,100
Net interest income after provision for loan losses	52,241	44,927	103,083	88,820

Non-interest income
Depositor service charges	7,457	6,953	14,165	12,906
Loan and servicing income	351	357	668	176
Trust fees	1,573	1,392	3,174	2,651
Investment management, brokerage & insurance fees	1,302	1,564	2,816	3,814
Bank owned life insurance	847	899	4,309	1,770

Other-than-temporary impairment losses on securities	(30)	(2,522)	(30)	(2,522)
Less: Portion of loss recognized in other comprehensive income (before taxes)	(522)	1,896	(522)	1,896
Net impairment losses on securities recognized in earnings	(552)	(626)	(552)	(626)
Net gain on sale of securities	750	2,243	750	4,109
Net gain on securities	198	1,617	198	3,483

Mortgage origination activity & loan sale income	571	1,481	1,299	3,500
Net gain (loss) on limited partnerships	2,372	89	2,703	(659)
Other	1,215	939	1,953	1,913
Total non-interest income	15,886	15,291	31,285	29,554

Non-interest expense
Salaries and employee benefits	23,982	21,607	46,203	42,838
Occupancy	4,094	4,644	8,715	9,399
Furniture and fixtures	1,426	1,453	2,771	2,929
Outside services	4,718	4,455	9,867	9,805
Advertising, public relations, and sponsorships	1,486	981	3,017	2,115
Amortization of identifiable intangible assets	1,953	2,129	3,905	4,257
FDIC insurance premiums	1,898	5,893	3,755	6,838
Other	4,071	3,243	7,595	6,605
Total non-interest expense	43,628	44,405	85,828	84,786

Income before income taxes	24,499	15,813	48,540	33,588

Income tax provision	8,226	5,705	15,834	11,890

Net income	$16,273	$10,108	$32,706	$21,698

Earnings per share
Basic	$0.16	$0.10	$0.33	$0.22
Diluted	0.16	0.10	0.33	0.22

Weighted average shares outstanding
Basic	98,780,567	99,278,162	98,899,821	99,266,268
Diluted	98,859,822	99,310,611	98,936,601	99,309,719

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except share data)	2010	2010	2009	2009	2009

Interest and dividend income	$87,061	$87,399	$90,695	$92,268	$94,082
Interest expense	29,320	31,758	37,169	40,506	44,155

Net interest income before provision for loan losses	57,741	55,641	53,526	51,762	49,927
Provision for loan losses	5,500	4,800	3,467	5,433	5,000
Net interest income after provision for loan losses	52,241	50,841	50,059	46,329	44,927

Non-interest income
Depositor service charges	7,457	6,707	7,176	7,270	6,953
Loan and servicing income	351	317	321	322	357
Trust fees	1,573	1,602	1,571	1,569	1,392
Investment management, brokerage & insurance fees	1,302	1,514	1,208	1,700	1,564
Bank owned life insurance	847	3,462	896	882	899

Other-than-temporary impairment losses on securities	(30)	-	(1,741)	-	(2,522)
Less: Portion of loss recognized in other comprehensive income (before taxes)	(522)	-	970	-	1,896
Net impairment losses on securities recognized in earnings	(552)	-	(771)	-	(626)
Net gain on sale of securities	750	-	1,175	2,029	2,243
Net gain on securities	198	-	404	2,029	1,617

Mortgage origination activity and loan sale income	571	728	818	1,268	1,481
Net gain (loss) on limited partnerships	2,372	331	(200)	284	89
Other	1,215	739	1,049	1,125	939
Total non-interest income	15,886	15,400	13,243	16,449	15,291

Non-interest expense
Salaries and employee benefits	23,982	22,221	24,365	22,443	21,607
Occupancy	4,094	4,621	4,516	4,287	4,644
Furniture and fixtures	1,426	1,345	1,461	1,419	1,453
Outside services	4,718	5,149	5,513	4,779	4,455
Advertising, public relations, and sponsorships	1,486	1,530	1,680	1,869	981
Amortization of identifiable intangible assets	1,953	1,953	2,122	2,122	2,129
FDIC insurance premiums	1,898	1,857	1,761	1,880	5,893
Other	4,071	3,524	3,767	3,443	3,243
Total non-interest expense	43,628	42,200	45,185	42,242	44,405

Income before income taxes	24,499	24,041	18,117	20,536	15,813

Income tax provision	8,226	7,608	5,992	7,916	5,705

Net income	$16,273	$16,433	$12,125	$12,620	$10,108

Earnings per share
Basic	$0.16	$0.17	$0.12	$0.13	$0.10
Diluted	0.16	0.17	0.12	0.13	0.10

Weighted average shares outstanding
Basic	98,780,567	99,020,399	99,092,896	99,506,517	99,278,162
Diluted	98,859,822	99,057,937	99,254,938	99,569,908	99,310,611

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2010	2010	2009	2009	2009
Assets
Cash and due from banks	$97,693	$100,020	$96,927	$106,539	$85,070
Short-term investments	20,000	60,000	50,000	40,000	62,000
Investment securities available for sale	2,403,317	2,261,915	2,327,855	2,391,260	2,291,350
Investment securities held to maturity	323,255	270,839	240,766	263,103	288,104
Loans held for sale	13,362	9,479	14,659	14,749	54,479
Loans
Residential real estate	2,491,161	2,391,575	2,396,303	2,424,962	2,481,352
Commercial real estate	1,261,818	1,271,177	1,233,250	1,222,980	1,196,010
Commercial business	473,329	415,458	411,211	422,814	435,556
Consumer	702,063	713,938	721,281	734,951	738,540
Total loans	4,928,371	4,792,148	4,762,045	4,805,707	4,851,458
Less allowance for loan losses	(54,945)	(54,164)	(52,463)	(51,720)	(51,502)
Total loans, net	4,873,426	4,737,984	4,709,582	4,753,987	4,799,956
Federal Home Loan Bank of Boston stock	120,821	120,821	120,821	120,821	120,821
Premises and equipment, net	58,651	57,387	57,083	57,396	57,499
Cash surrender value of bank owned life insurance	135,054	134,207	140,153	139,257	138,375
Goodwill	527,167	527,167	527,167	527,167	527,167
Identifiable intangible assets	31,454	33,406	35,359	37,481	39,603
Other assets	107,897	187,678	113,941	88,993	117,016
Total assets	$8,712,097	$8,500,903	$8,434,313	$8,540,753	$8,581,440

Liabilities
Deposits
Regular savings	$1,798,881	$1,807,008	$1,817,787	$1,841,605	$1,913,169
Money market	915,510	934,376	790,453	696,464	520,902
NOW	406,069	385,800	400,176	367,628	389,495
Demand	568,414	533,841	534,180	528,529	523,612
Time	1,447,872	1,393,912	1,481,446	1,540,025	1,515,322
Total deposits	5,136,746	5,054,937	5,024,042	4,974,251	4,862,500
Borrowings
Federal Home Loan Bank of Boston advances	1,900,561	1,790,960	1,755,533	1,885,388	2,057,720
Repurchase agreements	100,951	102,149	112,095	133,802	132,511
Junior subordinated debentures	21,135	21,135	21,135	21,135	21,135
Other borrowings	1,085	1,126	1,165	1,204	1,243
Other liabilities	87,448	88,584	85,390	97,486	99,083
Total liabilities	7,247,926	7,058,891	6,999,360	7,113,266	7,174,192

Stockholders' equity	1,464,171	1,442,012	1,434,953	1,427,487	1,407,248

Total liabilities and stockholders' equity	$8,712,097	$8,500,903	$8,434,313	$8,540,753	$8,581,440

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2010	2010	2009	2009	2009
Net interest income before provision for loan losses	$ 57,741	$ 55,641	$ 53,526	$ 51,762	$ 49,927
Net income	16,273	16,433	12,125	12,620	10,108
Shares outstanding (end of period)	105,079,540	105,964,553	106,050,464	106,638,777	106,788,454
Weighted average shares outstanding:
Basic	98,780,567	99,020,399	99,092,896	99,506,517	99,278,162
Diluted	98,859,822	99,057,937	99,254,938	99,569,908	99,310,611
Earnings per share:
Basic	$ 0.16	$ 0.17	$ 0.12	$ 0.13	$ 0.10
Diluted	0.16	0.17	0.12	0.13	0.10
Shareholders' equity (end of period)	1,464,171	1,442,012	1,434,953	1,427,487	1,407,248
Book value per share (end of period)	13.93	13.61	13.53	13.39	13.18
Tangible book value per share (end of period)	8.62	8.32	8.23	8.09	7.87

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	3.02%	2.97%	2.82%	2.71%	2.63%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	2.74	2.66	2.46	2.34	2.24
Average yield on interest-earning assets	4.55	4.66	4.77	4.83	4.95
Average rate paid on interest-bearing liabilities	1.81	2.00	2.31	2.49	2.71

Return on average assets	0.76	0.78	0.57	0.59	0.47
Return on average equity	4.49	4.57	3.39	3.57	2.89

At period end:
Tier 1 leverage capital ratio	11.17%	11.34%	11.05%	10.97%	10.88%

Asset Quality Information
Nonperforming loans	$ 68,295	$ 64,894	$ 50,507	$ 49,091	$ 54,872
Total nonperforming assets	70,943	68,242	54,212	51,793	55,864
Nonperforming loans as a % of total loans	1.39%	1.35%	1.06%	1.02%	1.13%
Nonperforming assets as a % of total assets	0.81	0.80	0.64	0.61	0.65
Allowance for loan losses as a % of total loans	1.11	1.13	1.10	1.08	1.06
Allowance for loan losses as a % of nonperforming loans	80.45	83.47	103.87	105.36	93.86

Provision for loan losses	$ 5,500	$ 4,800	$ 3,467	$ 5,433	$ 5,000

Banking offices	88	87	87	87	87

Non-GAAP Financial Information and Ratios (1)

Noninterest income (2)	$ 13,316	$ 15,069	$ 13,039	$ 14,136	$ 13,585
Noninterest income as a percent of
operating revenue (2)	18.74%	21.31%	19.59%	21.45%	21.39%
Efficiency ratio (3)	61.05	59.35	67.39	63.61	69.65
Expenses to average assets (4)	2.01	2.00	2.12	1.98	2.07
Return on average tangible assets	0.81	0.84	0.61	0.63	0.51
Return on average tangible equity	7.31	7.50	5.61	5.95	4.87
Tangible common equity/tangible assets	11.11	11.10	11.08	10.82	10.49

Net income, GAAP	$ 16,273	$ 16,433			$ 10,108
Tax-exempt life insurance proceeds	-	2,600			-
Gain on limited partnership, net of tax	1,677	-			-
FDIC special assessment, net of tax	-	-			2,571
Proforma net income	$ 14,596	$ 13,833			$ 12,679

Proforma net income per share - basic	0.15	0.14			0.13
Proforma net income per share - diluted	0.15	0.14			0.13

Proforma return on average assets (5) (7)	0.68%	0.66%			0.59%
Proforma return on average equity (5) (7)	4.03	3.85			3.63
Proforma return on average tangible assets (5) (7)	0.73	0.70			0.64
Proforma return on average tangible equity (5) (7)	6.56	6.32			6.11
Proforma efficiency ratio (5) (7)	60.34 (6)	61.61			63.42

(1) Non-GAAP Financial Information and Ratios are not financial measurements required by generally accepted accounting principles, however, management believes such information is useful to investors in evaluating Company performance.
(2) Excludes total net gains or losses on securities and limited partnerships
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes severance and merger costs (Where applicable)
(5) Excludes gain on limited partnership and tax-exempt life insurance proceeds
(6) Excludes due diligence related costs
(7) Excludes FDIC special assessment

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2010			June 30, 2009
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,431,315	$29,589	4.87%	$2,542,771	$33,782	5.31%
Commercial real estate	1,269,942	18,662	5.88	1,207,563	17,448	5.78
Commercial business	434,904	5,591	5.14	443,738	5,527	4.98
Consumer	707,878	7,946	4.49	743,531	8,596	4.62
Total Loans	4,844,039	61,788	5.10	4,937,603	65,353	5.29
Fed funds sold and other short-term investments	73,736	34	0.18	65,684	116	0.71
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-	-
Investment securities	2,609,442	25,239	3.87	2,482,036	28,613	4.61
Total interest-earning assets	7,648,038	$87,061	4.55%	7,606,144	$94,082	4.95%
Non-interest-earning assets	924,626			925,389
Total assets	$8,572,664			$8,531,533

Interest-bearing liabilities
Deposits
Money market	$933,663	$2,291	0.98%	$508,796	$2,163	1.70%
NOW	390,424	238	0.24	368,666	261	0.28
Savings	1,802,266	2,756	0.61	1,769,134	6,661	1.51
Time	1,411,178	7,179	2.03	1,604,027	12,192	3.04
Total interest-bearing deposits	4,537,531	12,464	1.10	4,250,623	21,277	2.00
Repurchase agreements	98,885	342	1.38	140,269	389	1.11
FHLB advances and other borrowings	1,847,531	16,514	3.58	2,135,450	22,489	4.21
Total interest-bearing liabilities	6,483,947	29,320	1.81%	6,526,342	44,155	2.71%
Non-interest-bearing demand deposits	559,250			512,167
Other non-interest-bearing liabilities	79,788			94,840
Total liabilities	7,122,985			7,133,349
Equity	1,449,679			1,398,184
Total liabilities and equity	$8,572,664			$8,531,533
Net interest-earning assets	$1,164,091			$1,079,802
Net interest income		$57,741			$49,927
Interest rate spread			2.74%			2.24%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			3.02%			2.63%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.95%			116.55%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	June 30, 2010			March 31, 2010
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,431,315	$29,589	4.87%	$2,388,488	$29,684	4.97%
Commercial real estate	1,269,942	18,662	5.88	1,253,261	18,253	5.83
Commercial business	434,904	5,591	5.14	415,656	5,194	5.00
Consumer	707,878	7,946	4.49	716,830	8,137	4.54
Total Loans	4,844,039	61,788	5.10	4,774,235	61,268	5.13
Fed funds sold and other short-term investments	73,736	34	0.18	85,791	31	0.14
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-	-
Investment securities	2,609,442	25,239	3.87	2,514,703	26,100	4.15
Total interest-earning assets	7,648,038	$87,061	4.55%	7,495,550	$87,399	4.66%
Non-interest-earning assets	924,626			923,609
Total assets	$8,572,664			$8,419,159

Interest-bearing liabilities
Deposits
Money market	$933,663	$2,291	0.98%	$852,610	$2,251	1.06%
NOW	390,424	238	0.24	366,770	262	0.29
Savings	1,802,266	2,756	0.61	1,798,109	3,485	0.78
Time	1,411,178	7,179	2.03	1,428,206	7,884	2.21
Total interest-bearing deposits	4,537,531	12,464	1.10	4,445,695	13,882	1.25
Repurchase agreements	98,885	342	1.38	111,351	348	1.25
FHLB advances and other borrowings	1,847,531	16,514	3.58	1,809,567	17,528	3.87
Total interest-bearing liabilities	6,483,947	29,320	1.81%	6,366,613	31,758	2.00%
Non-interest-bearing demand deposits	559,250			528,691
Other non-interest-bearing liabilities	79,788			86,118
Total liabilities	7,122,985			6,981,422
Equity	1,449,679			1,437,737
Total liabilities and equity	$8,572,664			$8,419,159
Net interest-earning assets	$1,164,091			$1,128,937
Net interest income		$57,741			$55,641
Interest rate spread			2.74%			2.66%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			3.02%			2.97%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.95%			117.73%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Six Months Ended
	June 30, 2010			June 30, 2009
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,410,020	$59,273	4.92%	$2,552,766	$68,376	5.36%
Commercial real estate	1,261,647	36,915	5.85	1,214,446	35,065	5.77
Commercial business	425,334	10,785	5.07	446,472	11,239	5.03
Consumer	712,329	16,083	4.52	740,715	17,304	4.67
Total Loans	4,809,330	123,056	5.12	4,954,399	131,984	5.33
Fed funds sold and other short-term investments	79,731	67	0.17	60,117	278	0.92
Federal Home Loan Bank of Boston stock	120,821	-	-	120,821	-	-
Investment securities	2,562,333	51,338	4.01	2,393,353	56,575	4.73
Total interest-earning assets	7,572,215	$174,461	4.61%	7,528,690	$188,837	5.02%
Non-interest-earning assets	924,120			920,923
Total assets	$8,496,335			$8,449,613

Interest-bearing liabilities
Deposits
Money market	$893,360	$4,542	1.02%	$461,185	$4,080	1.77%
NOW	378,663	500	0.26	357,640	498	0.28
Savings	1,800,199	6,241	0.69	1,654,073	13,424	1.62
Time	1,419,645	15,063	2.12	1,671,359	26,116	3.13
Total interest-bearing deposits	4,491,867	26,346	1.17	4,144,257	44,118	2.13
Repurchase agreements	105,084	690	1.31	150,046	926	1.23
FHLB advances and other borrowings	1,828,653	34,042	3.72	2,171,038	45,873	4.23
Total interest-bearing-liabilities	6,425,604	61,078	1.90%	6,465,341	90,917	2.81%
Non-interest-bearing demand deposits	544,055			499,077
Other non-interest-bearing liabilities	82,935			93,121
Total liabilities	7,052,594			7,057,539
Equity	1,443,741			1,392,074
Total liabilities and equity	$8,496,335			$8,449,613
Net interest-earning assets	$1,146,611			$1,063,349
Net interest income		$113,383			$97,920
Interest rate spread			2.71%			2.21%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.99%			2.60%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.84%			116.45%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2010	2010	2009	2009	2009
Nonperforming assets
Residential real estate	$46,663	$39,873	$31,140	$26,654	$25,817
Commercial real estate	9,959	13,111	8,595	9,714	15,478
Commercial business	9,093	9,510	8,497	10,693	12,039
Consumer	2,580	2,400	2,275	2,030	1,538
Total nonperforming loans	68,295	64,894	50,507	49,091	54,872

Other nonperforming assets, net	2,648	3,348	3,705	2,702	992

Total nonperforming assets	$70,943	$68,242	$54,212	$51,793	$55,864

Allowance for loan losses	$54,945	$54,164	$52,463	$51,720	$51,502

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Net loan charge-offs
Residential real estate	$1,285	$1,049	$883	$957	$887
Commercial real estate	2,076	871	738	864	1,757
Total real estate	3,361	1,920	1,621	1,821	2,644
Commercial business	1,183	902	890	2,938	1,262
Consumer	175	277	213	456	227
Total net charge-offs	$4,719	$3,099	$2,724	$5,215	$4,133

Provision for loan losses	$5,500	$4,800	$3,467	$5,433	$5,000

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2010	2010	2009	2009	2009
Ratios
Allowance for loan losses to total loans	1.11%	1.13%	1.10%	1.08%	1.06%
Allowance for loan losses to nonperforming loans	80.45	83.47	103.87	105.36	93.86
Nonperforming loans to total loans	1.39	1.35	1.06	1.02	1.13
Nonperforming assets to total assets	0.81	0.80	0.64	0.61	0.65
Net charge-offs to average loans (annualized)	0.39	0.26	0.23	0.43	0.33